EXHIBIT 10.06

                                OGE ENERGY CORP.
                      DIRECTORS' DEFERRED COMPENSATION PLAN

                            Effective January 1, 2000


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                                OGE ENERGY CORP.
                      DIRECTORS' DEFERRED COMPENSATION PLAN
                      -------------------------------------


I.       PURPOSE AND EFFECTIVE DATE

         1.1.     Purpose. The OGE Energy Corp. Directors' Deferred Compensation
                  -------
                  Plan has been established by OGE Energy Corp. to attract and retain non-employee members of its Board of Directors by providing a tax-deferred capital accumulation vehicle for such directors.

         1.2.     Effective  Date.  The Plan shall be effective  January 1, 2000
                  ---------------
                  and shall remain in effect until terminated in accordance with
                  Article 9.

         1.3.     Continuation  of Prior  Plan.  The Plan is  intended  to be an
                  ----------------------------
                  amendment, restatement and continuation of the Stock Equivalent and Deferred Compensation Plan For Directors of OGE Energy Corp. (the "Prior Plan").


II.      DEFINITIONS

         When used in the Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

         2.1. "Account" means the recordkeeping account established for each Participant in the Plan for purposes of accounting for the amount of Compensation deferred or Discretionary Awards, if any, awarded under Article 4, adjusted periodically to reflect assumed investment return on such deferrals and awards in accordance with Article 5.

         2.2. "Administrator" means a committee consisting of the Chairman of the Board and the Company's President, Chief Financial Officer and Corporate Secretary or such other individual or committee appointed by the Board to administer the Plan in accordance with Article 8.

         2.3. "Beneficiary" means the person or entity designated by the Participant to receive the Participant's Plan benefits in the event of the Participant's death. If the Participant does not designate a Beneficiary, or if the Participant's designated Beneficiary predeceases the Participant, the Participant's estate shall be the Participant's Beneficiary under the Plan.

         2.4.     "Board" means the Board of Directors of the Company.

         2.5. "Change in Control" means the happening of any of the following events:

                  (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the


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                           election  of  directors  (the  "Outstanding   Company
                           Voting Securities"); excluding however the following:
                           (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust)
                           sponsored by or maintained by the Company or any corporation controlled by the Company or (4) any
                           acquisition   by  any   corporation   pursuant  to  a
                           transaction  which complies with clauses (1), (2) and
                           (3) of subsection (c) of this Section 2.5;

                  (b) a change in the composition of the Board such that the individuals who as of January 1, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this
                           Section 2.5, that any individual who becomes a member of the Board subsequent to January 1, 2000, whose election or nomination for election by the Company's shareowners was approved by a vote of at least a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (c) consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or


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                  (d)      the approval by the  shareholders of the Company of a
                           complete liquidation or dissolution of the Company.

         2.6.     "Code" means the Internal Revenue Code of 1986, as amended.

         2.7.     "Company" means OGE Energy Corp. and any successor thereto.

         2.8. "Compensation" means annual retainer and attendance fees payable to an Eligible Director for services as a member of the Board.

         2.9. "Deferral Election" means the election made by an Eligible Director to defer Compensation in accordance with Article 4.

         2.10. "Discretionary Award" means an award granted under the Plan to an Eligible Director in accordance with Section 4.5.

         2.11.    "Election   Period"   means  the  period   specified   by  the
                  Administrator during which a Deferral Election may be made with respect to Compensation payable for a Plan Year.

         2.12. "Eligible Director" means a member of the Board who is not also an employee of the Company.

         2.13. "Participant" means an Eligible Director who has elected to defer Compensation under the Plan or who has been credited with a Discretionary Award.

         2.14.    "Plan"  means  the  OGE  Energy  Corp.   Directors'   Deferred
                  Compensation Plan, as amended from time to time.

         2.15.    "Plan Year" means the calendar year.

         2.16. "Valuation Date" means a date on which a Participant's Account is valued, which shall be the last day of each calendar month and such other dates as may be specified by the Administrator.


III.     PARTICIPATION

         An Eligible Director shall become a Participant in the Plan by filing a Deferral Election with the Administrator in accordance with Article 4. An Eligible Director who is not otherwise a Participant in the Plan shall become a Participant in the Plan on the date he or she is credited with a Discretionary Award.


IV.      DEFERRAL OF COMPENSATION

         4.1.     Deferral of  Compensation.  An Eligible  Director may elect to
                  -------------------------
                  defer up to 100% of his or her Compensation for a Plan Year by filing a Deferral Election in accordance with Section 4.2.


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         4.2.     Deferral Elections. A Participant's Deferral Election shall be
                  ------------------
                  in writing, and filed with the Administrator at such time and in such manner as the Administrator shall provide, subject to the following:

                  (a) Except as provided in subsection (d) below, a Deferral Election shall be made during the election period established by the Administrator which shall end no later than the day preceding the first day of the Plan Year in which such Compensation would otherwise be payable.

                  (b) Deferral Elections may be expressed as a percentage or fixed dollar amount of Compensation, within the limits provided under the Plan.

                  (c) The minimum annual deferral under the Plan shall be $2,500 and any Deferral Election which would provide a lesser deferral for a Plan Year shall be disregarded for such Plan Year.

                  (d)      Notwithstanding  the  foregoing  provisions  of  this
                           Section 4.2, the Administrator, in its sole discretion, may provide that an individual who becomes an Eligible Director after the first day of a Plan Year may make a Deferral Election within 30 days of first becoming an Eligible Director, which Deferral Election shall relate to Compensation earned for periods after the date such election is made.

                  Once made,  a  Deferral  Election  shall  remain in effect for subsequent  Plan  Years  unless  changed  or  revoked  by  the
                  Participant in accordance with rules established by the Administrator. Any such modification or revocation shall be effective for the Plan Year following the Plan Year in which it is made; provided that such revocation shall become effective as soon as practicable in the event it is made because of the Participant's disability (as determined by the Administrator) or if the Administrator, in its sole discretion, determines that the Participant has suffered a severe financial hardship or a bona fide administrative mistake was made. If a Deferral Election is revoked in accordance with the preceding sentence, the Participant may not make a new Deferral Election until the election period established by the Administrator for making deferrals for the next Plan Year.

         4.4.     Crediting of Deferral  Elections.  The amount of  Compensation
                  --------------------------------
                  that a Participant elects to defer under the Plan shall be credited by the Company to the Participant's Account as of the first day of the month next following the date the Compensation would have been payable absent the Deferral Election.

         4.5.     Discretionary   Awards.   The   Administrator,   in  its  sole
                  ----------------------
                  discretion, may grant an Eligible Director a Discretionary Award under the Plan which shall be subject to the terms and conditions established by the Administrator, including those relating to how such credit shall be deemed invested and when such amount shall be credited to the Eligible Director's Account.

         4.6.     Account  Under Prior  Plan.  As of the  effective  date of the
                  --------------------------
                  Plan, each Participant's account balance under the Prior Plan, if any, shall be credited to the Participant's Account under this Plan.


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V.       PLAN ACCOUNTS

         5.1.     Valuation of Accounts.  The  Administrator  shall establish an
                  ---------------------
                  Account for each Participant who has filed a Deferral Election to defer Compensation, who has been awarded a Discretionary Award, or who has an account under the Prior Plan on the effective date of this Plan. Such Account shall be credited with a Participant's deferrals or Discretionary Awards as set forth in Sections 4.4 and 4.5, respectively, and with the Participant's Prior Plan account balance, if any. As of each Valuation Date, the Participant's Account shall be adjusted upward or downward to reflect (i) the investment return to be credited as of such Valuation Date pursuant to Section 5.2, and (ii) the amount of distributions, if any, to be debited as of that Valuation Date under Article 6 or Article 7.

         5.2.     Crediting  of  Investment  Return.  Subject  to such rules and
                  ---------------------------------
                  limitations as the Administrator may determine, each Participant shall designate from among the assumed investment alternatives established by the Administrator under Section 5.3, one or more assumed investments in which the amounts credited to his or her Account shall be deemed invested. As of each Valuation Date, a Participant's Account balance shall be adjusted upward or downward for increases and decreases in the fair market value of the investments in which it is deemed invested during the period since the immediately preceding Valuation Date. On or before the first day of each month, a Participant may make a new election with respect to the assumed investments in which his or her Account shall be deemed invested in the future. Any such election shall be made in the form and at the time specified by the Administrator; provided, however, that deferred amounts that would have been received in the form of Company common stock absent a deferral election shall be deemed to be invested in the assumed investment alternative based on the Company's common stock. If the Participant elected to have any portion of his or her account under the Prior Plan governed under Article 3 of the Prior Plan (relating to split dollar life insurance), the portion so elected shall continue to be subject to the provisions of such Article 3 and no assumed investment elections may be made with respect to such amount under this
                  Section 5.2.

         5.3.     Assumed  Investment  Alternatives.   The  Administrator  shall
                  ---------------------------------
                  designate the assumed investment alternatives that will be available from time to time under the Plan for purposes of measuring a Participant's investment return under Section 5.2. Such assumed investment alternatives shall include an assumed investment in Company common stock. The value of deemed investments in Company common stock shall be determined based on the fair market value of a share of Company common stock as reported on the New York Stock Exchange composite tape at the close of business on the last business day of the month preceding the date on which the amount or value of such investment is being determined.

         5.4.     Investment  Alternatives  After Death.  For periods  after the
                  -------------------------------------
                  Valuation Date coincident with or following a Participant's death, the Participant's Account balance shall be treated as if it were invested in a fixed interest rate account at prevailing short-term interest rates, as determined by the Administrator. Beneficiaries shall not be permitted to make elections with respect to assumed investment alternatives under the Plan.


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VI.      PAYMENT OF BENEFITS

         6.1.     Distribution   at  Specific   Future  Date.   At  the  time  a
                  ------------------------------------------
                  Participant initially elects to participate in the Plan, the Participant may elect one or more future Valuation Dates on which all or a portion of his or her Account as of such date shall be paid. Any such future date shall be a Valuation Date in a specific future year which is at least two Plan Years after the Plan Year for which the initial Deferral Election is made; provided, however, that only one distribution per Plan Year may be elected under this Section 6.1; provided, further that, if the Participant elects a distribution at one or more specific future dates and terminates service on the Board prior to any such date, distribution shall commence pursuant to Sections 6.2 or 7.1, as applicable. A distribution election under this Section 6.1 may be revoked or extended to a Valuation Date in a future Plan Year by filing a one-time revocation or extension election with the Administrator at least 12 months prior to the first day of the Plan Year in which such distribution was scheduled to take place.

         6.2.     Distribution  Upon Termination of Board Service.  Distribution
                  -----------------------------------------------
                  of a Participant's Account shall be made or commence as of the Valuation Date coincident with or next following the Participant's termination of service on the Board. Distribution shall be made (i) in a lump sum, (ii) in substantially equal annual installments of up to 15 years, or
                  (iii) in a combination of (i) and (ii), as elected by the Participant. A Participant may change the time and form of his or her distribution election under this Section 6.2 by filing a new election with the Administrator; provided, however, that any election that has not been on file with the Administrator at least 12 months prior to the first day of the Plan Year in which the Participant's termination of service on the Board occurs shall be disregarded. If the Participant does not have a valid election on file with the Administrator at the time Board membership ceases, the Participant's Account shall be paid in a single lump sum.

         6.3.     Unscheduled Withdrawal. A Participant may request a withdrawal
                  ----------------------
                  of all or a portion of his or her Account by filing an election with the Administrator specifying the amount of the Account to be withdrawn. Payment of such amount, adjusted by the amount forfeited in subsection (a) below, shall be made as of the first Valuation Date administratively practicable after such request is received, and shall be subject to the following:

                  (a) An amount equal to 10% of the withdrawal requested shall be debited to the Participant's Account and permanently forfeited.

                  (b) Any Deferral Election in effect at the time of such withdrawal shall be void for periods after such withdrawal.

                  (c) The Participant shall not be eligible to file a new Deferral Election until the election period for the Plan Year commencing at least one year after such withdrawal.

         6.4.     Unforeseeable Emergency. Prior to the date otherwise scheduled
                  -----------------------
                  for payment under the Plan, upon showing an unforeseeable emergency, a Participant may request that the Administrator accelerate payment of all or a portion of his or her Account in an amount not exceeding the amount necessary to meet the unforeseeable emergency. For purposes of the Plan, an unforeseeable emergency means an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe


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                  financial hardship to the Participant if early withdrawal were not permitted. The determination of an unforeseeable emergency shall be made by the Administrator in its sole discretion, based on such information as the Administrator shall deem to be necessary.

         6.5.     Time and Form of Elections.  All  distribution  and withdrawal
                  --------------------------
                  elections under this Article 6 shall be made at the time and in the form established by the Administrator and shall be subject to such other rules and limitations that the Administrator, in its sole discretion, may establish.


VII.     DEATH BENEFITS

         7.1.     Death Prior to Commencement of Benefits. If a Participant dies
                  ---------------------------------------
                  prior to commencement of payment of his or her Account, the Participant's Beneficiary shall receive a survivor benefit in an amount equal to the sum of:

                  (a)      the Participant's Account balance,

                           plus
                           ----

                  (b) the Participant's total Compensation deferrals under the Plan for periods on or after January 1, 2000, multiplied by two.

                  Such survivor benefit shall be paid in a single lump sum as soon as practicable following the Participant's death.

         7.2.     Death After  Commencement of Benefits.  If a Participant  dies
                  -------------------------------------
                  after commencement of benefits but prior to the time his or her Account balance has been fully distributed, the Participant's Beneficiary shall receive the remaining portion of the Participant's Account at the regularly scheduled date of payment for any remaining installments payments of the Participant's Account.

         7.3.     Other Conditions.  Notwithstanding the foregoing provisions of
                  ----------------
                  this Article 7, if the Participant's death occurs within two years of initial Plan participation, and such death occurs by reason of suicide (as reported on the Participant's death certificate or determined by the Administrator in good faith), the Participant's Beneficiary shall receive the Participant's Account balance as of the date of his or her death in full satisfaction of the Company's obligations under the Plan.

         7.4.     Administrator  Discretion Regarding Form.  Notwithstanding the
                  ----------------------------------------
                  foregoing provisions of this Article 7, a Beneficiary may request that the Administrator approve an alternate form of payment  of  survivor  benefits  under  this  Article  7 which request may be granted in the sole discretion of the Administrator.


VIII.    ADMINISTRATION

         8.1.     Authority of Administrator.  The Administrator shall have full
                  --------------------------
                  power and authority to carry out the terms of the Plan. The Administrator's interpretation, construction and


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                  administration  of the Plan,  including any  adjustment of the amount or recipient of the payments to be made, shall be binding and conclusive on all persons for all purposes. Neither the Company, including its officers, employees or directors, nor the Administrator or the Board or any member thereof, shall be liable to any person for any action taken or omitted in connection with the interpretation, construction and administration of the Plan.

         8.2.     Participant's  Duty to Furnish  Information.  Each Participant
                  -------------------------------------------
                  shall furnish to the Administrator such information as it may from time to time request for the purpose of the proper administration of this Plan.

         8.3.     Claims Procedure. If a Participant or Beneficiary ("Claimant")
                  ----------------
                  is denied all or a portion of an expected benefit under this Plan for any reason, he or she may file a claim with the Administrator. The Administrator shall notify the Claimant within 90 days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrator prior to the end of the 90-day period stating that special circumstances require an extension (of up to 90 additional days) of the time for decision. The notice of the decision shall be in writing, sent by mail to Claimant's last known address, and if a denial of the claim, shall contain the following information: (a) the specific reasons for the denial; (b) specific reference to pertinent provisions of the Plan on which the denial is based; and (c) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure. A Claimant is entitled to request a review of any denial of his or her claim by the Board. The request for review must be submitted within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim shall be deemed to be conclusively denied. The Claimant or his or her representatives shall be entitled to review all pertinent documents, and to submit issues and comments in writing. The Board shall render a review decision in writing within 60 days after receipt of a request for a review, provided that, in special circumstances the Board may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of the Board's review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan.


IX.      AMENDMENT AND TERMINATION

         The Board may amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall have a material adverse effect on any Participant's rights under the Plan accrued as of the date of such amendment or termination. Upon termination of the Plan, the Board, in its discretion, may cause a lump-sum payment of all benefits for all Participants at substantially the same time.


X.       MISCELLANEOUS

         10.1.    No Implied Rights;  Rights on Termination of Service.  Neither
                  ----------------------------------------------------
                  the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person, individually or as a member of a group, any legal or equitable right unless such right shall be specifically provided for in the Plan or


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                  conferred by specific action of the Board or the Administrator in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan.

         10.2.    Unfunded  Plan.  No funds shall be segregated or earmarked for
                  --------------
                  any current or former Participant, Beneficiary or other person under the Plan. However, the Company may establish one or more trusts to assist in meeting its obligations under the Plan, the assets of which shall be subject to the claims of the Company's general creditors. No current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any account, fund, grantor trust, or any asset that may be acquired by the Company in respect of its obligations under the Plan (other than as a general creditor of the Company with an unsecured claim against its general assets). The Company may also choose to use life insurance to assist it in meeting its obligations under the Plan. As a condition of participation in the Plan, each Participant agrees to execute any documents that may be required in connection with obtaining such insurance and to cooperate with any life insurance underwriting requirements; provided, however, that a Participant shall not be required to undergo a medical examination in connection therewith.

         10.3.    Nontransferability. Prior to payment thereof, no benefit under
                  ------------------
                  the Plan shall be assignable or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind, except pursuant to a domestic relations order awarding benefits to an "alternate payee" (within the meaning of Code Section 414(p)(8)) that the Administrator determines satisfies the criteria set forth in paragraphs (1), (2) and (3) of Code Section 414(p) (a "DRO"). Notwithstanding any provision of the Plan to the contrary, the Plan benefits awarded to an alternate payee under a DRO shall be paid in a single lump sum to the alternate payee on the Valuation Date as soon as administratively practicable following the date the Administrator determines the order is a DRO, and such amounts, as adjusted for earnings, gains and losses, will be deducted from the Participant's Account as of such Valuation Date.

         10.4.    Successors and Assigns. The rights,  privileges,  benefits and
                  ----------------------
                  obligations under the Plan are intended to be, and shall be treated as legal obligations of and binding upon the Company, its successors and assigns, including successors by merger, consolidation, reorganization or otherwise.

         10.5.    Applicable  Law.  This Plan is  established  under and will be
                  ---------------
                  construed according to the laws of the State of Oklahoma.

         *   *   *

         IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed this ______ day of _________________, 2000.

                                                 OGE ENERGY CORP.



                                                 By_____________________________


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